UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

GREAT BASIN SCIENTIFIC, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

GREAT BASIN SCIENTIFIC, INC.

2441 SOUTH 3850 WEST

SALT LAKE CITY, UTAH 84120

CONSENT SOLICITATION STATEMENT

To Holders of Units, Series E Convertible Preferred Stock and Series C Warrants of Great Basin Scientific, Inc.

This Consent Solicitation Statement and the accompanying Letter of Consent are being mailed in connection with the solicitation of written consents to amend the above securities of Great Basin Scientific, Inc. (the “Company,” “we,” or “our”) that we issued in a public offering that closed in March 2015 (the “Offering”). Pursuant to the Offering, we issued 2,724,000 units (the “Units”), each of which consists of one share of Series E Convertible Preferred Stock and eight Series C Warrants, all of which were registered on a Registration Statement on Form S-1 (SEC File No. 333-201596). The securities underlying the Series E Convertible Preferred Stock include 10,896,000 shares of our common stock issuable upon conversion of the 2,724,000 outstanding shares of Series E Convertible Preferred Stock. The securities underlying the Series C Warrants include 21,792,000 shares of our common stock issuable upon the exercise of the 21,792,000 outstanding Series C Warrants.

Specifically, if the amendments are approved as described herein, any investor who tenders an exercise notice exercising the Series C Warrants for cash prior to the earlier of August 25, 2015 or 15 days after the Separation Trigger Date (defined below), will receive the following accelerated conversion and exercise rights: (i) the subject Units (of which the exercised Series C Warrants form a part) held by such investor would automatically separate, (ii) the Series E Convertible Preferred Stock held by such investor will become immediately convertible at such investor’s option and (iii) the Series C Warrants held by such investor will become immediately exercisable. No other terms of the Series E Preferred Stock and Series C Warrants will change as a result of these amendments except as otherwise described herein. Units whose Series C Warrants are not exercised will not separate and will continue to be listed and trade on the Nasdaq Stock Market under the symbol “GBSNU”. The amendments do not obligate investors to exercise their Series C Warrants or convert their Series E Convertible Preferred Stock early; if an investor decides to exercise or convert the securities at a later date, that investor will still retain the same original rights it has under the Series C Warrants and Series E Convertible Preferred Stock, including the ability to exercise the Series C Warrants for cash or on a cashless basis upon the earlier of the Early Separation Date or August 25, 2015.

The form of written consent to be delivered by the holders of Series E Convertible Preferred Stock, Series C Warrants and Units, of which such shares and warrants form a part, is attached to this Consent Solicitation Statement as Appendix I (the “Letter of Consent”). The full text of the Amendment to the Certificate of Designation of the Series E Convertible Preferred Stock which would be enacted as a result of the amendments described herein is attached as Exhibit A to the Letter of Consent. The form of Amended and Restated Series C Warrant which would supersede the existing Form of Series C Warrant is attached as Exhibit B to the Letter of Consent.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OR SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

This Consent Solicitation Statement which describes the above corporate actions in more detail, is being furnished to holders of securities of the Company pursuant to Section 14(c) of the Exchange Act and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 promulgated under the Exchange Act, these corporate actions will not be effective until no earlier than twenty (20) calendar days after the mailing of this Consent Solicitation Statement to the applicable securityholders of the Company. If the requisite consents are received, we anticipate that the corporate actions described herein will be effective on June 22, 2015, which is the date of the expiration of the aforementioned twenty (20) day period.

June 1, 2015

/s/ Ryan Ashton
Ryan Ashton
Chief Executive Officer

GREAT BASIN SCIENTIFIC, INC.

2441 SOUTH 3850 WEST

SALT LAKE CITY, UTAH 84120

CONSENT SOLICITATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY.

Introduction

This Consent Solicitation Statement is being mailed to the holders of Series E Convertible Preferred Stock, Series C Warrants and Units, of which such shares and warrants form a part, of Great Basin Scientific, Inc., a Delaware corporation (the “Company”), on or about June 2, 2015 in connection with the solicitation of written consents to the proposed amendment of Certificate of Designation of Series E Convertible Preferred Stock (the “Preferred Amendment”) and Amended and Restated Form of Series C Warrant governing the terms of the Series C Warrants issued by the Company (the “Warrant Amendment” and, together with the Preferred Amendment, the “Proposed Amendments”).

The Company seeks to enter into the aforementioned Proposed Amendments in order to induce the holders of Series C Warrants to exercise their Series C Warrants for cash, which will provide additional working capital to fund the Company’s ongoing operations; however, approval of these amendments would not necessarily mean that all holders of Series C Warrants will exercise their Series C Warrants.

These materials are first being mailed to the Series E preferred stockholders, Series C warrantholders and Unit holders of record beginning on approximately June 2, 2015. Consents are to be submitted to the Company at the address stated above, with attention to the “Chief Financial Officer” of the Company, as soon as possible. There is no expiration date in connection with this consent solicitation; however, the Company plans to consummate the Proposed Amendments as soon as practicable following the receipt of the requisite consents.

Voting Rights and Solicitation

The Company seeks the consent of (i) the holders of a majority of the Company’s Series E Convertible Preferred Stock (the “Consenting Stockholders”) and (ii) the holders of Series C Warrants exercisable for an aggregate number of shares of common stock equal to at least 66.7% of the number of shares of common stock issuable upon exercise of all outstanding Series C Warrants (the “Consenting Warrantholders”) to approve amendments to the terms of the Series E Preferred Stock and the Series C Warrants of the Company, respectively. The Consenting Stockholders and the Consenting Warrantholders must give their written consent to the Proposed Amendments before the amendments can become effective.

Only beneficial owners and holders of record of the Company’s Series E Convertible Preferred Stock, Series C Warrants and Units, of which such shares and warrants form a part, are entitled to receive notice of this solicitation and to give their consent with respect to the Proposed Amendments. Upon receipt of consent from the Consenting Warrantholders and the Consenting Stockholders, no further approval is required to be obtained by the Company in order to effect the amendments described herein. The record date for determining the securityholders entitled to receive this Consent Solicitation Statement has been established as of 5:00 pm EST on May 26, 2015 (the “Record Date”).

Only holders of the Company’s Series E Convertible Preferred Stock, Series C Warrants and Units, of which such shares and warrants form a part, are eligible to consent to the Proposed Amendments. Any beneficial owner of other securities of the Company (including Common Stock) are not eligible to consent to the Proposed Amendments. Holders whose Units, shares or warrants are held as of the Record Date in the name of a broker, dealer, commercial bank, trust company or other nominee institution (each, a “Beneficial Holder”) who is not a holder (i.e., holder of record) of such shares or warrants must contact such nominee promptly and instruct such nominee, as the holder of record of such shares of stock and/or warrants, to execute and deliver a Letter of Consent (enclosed herewith) promptly on its behalf. Otherwise, if you are a Beneficial Holder and your consent is not executed and/or delivered, the consent will not be given effect, which will have the same result as a vote against the Proposed Amendments.

Holders who wish to consent must deliver their properly completed and executed Letters of Consent as set forth on the back cover page of this Consent Solicitation Statement and in the Letter of Consent in accordance with the instructions set forth herein and therein.

We will not pay any consideration for the consents.

THIS IS A REQUEST FOR APPROVAL BY WRITTEN CONSENT OF THE HOLDERS OF THE COMPANY’S SERIES E CONVERTIBLE PREFERRED STOCK AND SERIES C WARRANTS. YOU ARE REQUESTED TO INDICATE WHETHER YOU APPROVE OF THE PROPOSED CORPORATE ACTIONS ON THE FORM ENCLOSED FOR THAT PURPOSE AND TO RETURN THAT FORM TO US.

Units

In March 2015, the Company closed a public offering (the “Offering”) of 2,724,000 units (the “Units”) of the Company pursuant to the prospectus that formed a part of a Registration Statement on Form S-1 (File No. 333-201596) that was declared effective by the Securities and Exchange Commission (the “SEC”) on February 25, 2015. Each of the 2,724,000 Units remain outstanding. Each Unit consists of one share of Series E Convertible Preferred Stock and eight Series C Warrants. The Units are registered under Section 12(b) of the Securities Exchange Act of 1934 and are listed on the Nasdaq Stock Market under the symbol “GBSNU”.

The Units will remain registered under Section 12(b) of the Securities Exchange Act of 1934 and the amendments described herein will not affect the listing of the Units on the Nasdaq Stock Market. The Series C Warrants and Series E Convertible Preferred Stock have been registered under the Securities Act of 1933, but not the Securities Exchange Act of 1934. The Series C Warrants and Series E Convertible Preferred Stock are not listed on or registered under any securities exchange and the Company does not plan to list such securities on an exchange in the future.

If the amendments are approved as described herein, any investor who tenders an exercise notice exercising the Series C Warrants for cash prior to the earlier of August 25, 2015 or 15 days after the Separation Trigger Date (defined below), will receive the following accelerated conversion and exercise rights: (i) the subject Units (of which the exercised Series C Warrants form a part) held by such investor would automatically separate, (ii) the Series E Convertible Preferred Stock held by such investor will become immediately convertible at such investor’s option and (iii) the Series C Warrants held by such investor will become immediately exercisable. Units whose Series C Warrants are not exercised will not separate and will continue to be listed and trade on Nasdaq Stock Market under the symbol “GBSNU”.

Amendment to Certificate of Designations of Series E Preferred Stock

In connection with the Offering, we filed with the Delaware Secretary of State a Certificate of Designation approved by our Board of Directors (the “Certificate of Designation”) designating the rights, preferences, powers, restrictions and limitations of our Series E Convertible Preferred Stock forming a part of the Units. In connection with the amendments described in this Consent Solicitation Statement, the Certificate of Designation would be amended pursuant to the amendment attached as Exhibit A to the Letter of Consent attached this Consent Solicitation Statement as Appendix I. This amendment would add a new Section 5.1(c) to the Certificate of Designation, to read in its entirety as follows:

“5.1(c).

Early Conversion Upon Cash Exercise of Series C Warrants. Subject to the provisions of this Section 5, if at any time the holder of Series E Preferred Stock tenders an exercise notice to exercise all eight (8) Series C Warrants contained in each Unit held by such holder for cash, such holder of Series E Preferred Stock shall have the right by written election to the Corporation and the Transfer Agent, to convert all or any portion of each outstanding Share of Series E Preferred Stock (including any fraction of a share) contained in each such Unit held by such holder into four (4) shares of Common Stock (including any fraction of a share) at any time.”

Upon the consummation of the amendments described above, any holder of Units who tenders an exercise notice exercising Series C Warrants for cash prior to the earlier of August 25, 2015 or 15 days after the “Separation Trigger Date” (defined below) will be entitled to immediately convert such holder’s Series E Convertible Preferred Stock for shares of the Company’s common stock at such holder’s election. No other terms of the Series E Convertible Preferred Stock will change as a result of the amendment and such shares of Series E Convertible Preferred Stock will remain convertible for the same number of shares of the Company’s common stock.

In the event that a holder of Series C Warrants does not elect to exercise for cash as described above (and for the holders of all Series E Preferred Stock, in the event that the Proposed Amendments are not consummated), the Series E Convertible Preferred Stock issued in connection with the Offering will become convertible on August 25, 2015 or prior to August 25, 2015 if at any time after March 27, 2015, the closing price of the Company’s common stock on the Nasdaq Stock Market is greater than $4.00 per share for 20 consecutive trading days (the “Separation Trigger Date”).

The amendments to the Certificate of Designation of Series E Convertible Preferred Stock described by this Consent Solicitation Statement would not obligate investors to convert their Series E Convertible Preferred Stock early; if an investor decides to convert the securities at a later date, that investor will still retain the same original rights it has under the terms of the Series E Convertible Preferred Stock.

No other terms of the Series E Preferred Stock will change as a result of the amendments described by this Consent Solicitation Statement. These material terms which will remain unchanged include the following:

Fundamental Transactions. If the Company or any of its subsidiaries enter into a “Fundamental Transaction”, each share of Series E Convertible Preferred Stock shall be automatically converted into four shares of common stock of the Company, subject to the 4.99% of beneficial ownership limitation discussed in the previous paragraph. A “Fundamental Transaction” includes, but is not limited to, (1) a consolidation, merger stock or share purchase or other business combination in which the shareholders of the Company immediately prior to such consolidation or merger hold less than 50% of the outstanding voting stock after such consolidation or merger, (2) sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its respective properties or assets, or (3) allowing any person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding voting stock of the Company, or any person or group becomes a beneficial owner of 50% of the aggregate ordinary voting power represented by the issued and outstanding voting stock of the corporation.

Voting Rights. The Series E Convertible Preferred Stock has no voting rights, except that the holders of shares of at least a majority of the Series E Convertible Preferred Stock will be able to effect or validate any amendment, alteration or repeal of any of the provisions of the Certificate of Designation that materially and adversely affects the powers, preferences or special rights of the Series E Convertible Preferred Stock, whether by merger or consolidation or otherwise; provided, however, that in the event of an amendment to terms of the Series E Convertible Preferred Stock, including by merger or consolidation, so long as the Series E Convertible Preferred Stock remains outstanding with the terms thereof materially unchanged, or the Series E Convertible Preferred Stock is converted into, preference securities of the surviving entity, or its ultimate parent, with such powers, preferences or special rights, taken as a whole, not materially less favorable to the holders of the Series E Convertible Preferred Stock than the powers, preferences or special rights of the Series E Convertible Preferred Stock, taken as a whole, the occurrence of such event will not be deemed to materially and adversely affect such powers, preferences or special rights of the Series E Convertible Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of such events. An amendment to the terms of the Series E Convertible Preferred Stock only requires the vote of the holders of Series E Convertible Preferred Stock.

Dividends and Distributions. With respect to payment of dividends and distribution of assets upon liquidation or dissolution or winding up of the Company, the Series E Preferred Stock shall rank equal to the common stock of the Company. No sinking fund has been established for the retirement or redemption of the Convertible Preferred Stock. As such, the Series E Convertible Preferred Stock is not subject to any restriction on the repurchase or redemption of shares by the Company due to an arrearage in the payment of dividends or sinking fund installments.

Liquidation and Preemption Rights. The Series E Convertible Preferred Stock also has no liquidation rights or preemption rights, and there are no special classifications of our Board of Directors related to the Series E Convertible Preferred Stock.

Conversion Limitations. The Series E Convertible Preferred Stock will not be convertible or exchangeable by the holder of such shares of Series E Convertible Preferred Stock to the extent (and only to the extent) that the holder or any of its Affiliates would beneficially own in excess of 4.99% of the Common Stock of the Company. For purposes of the limitation described in this paragraph, beneficial ownership and all determinations and calculations are determined in accordance with Section 13(d) of the Exchange Act and the rule and regulations promulgated thereunder.

The Company desires to amend the terms of the Series E Convertible Preferred Stock in order to induce investors to exercise the Series C Warrants for cash and convert the Series E Convertible Preferred Stock, as described in this Consent Solicitation Statement.

Amendment and Restatement of Form of Series C Warrant

In connection with the consummation of the Proposed Amendments described in this Consent Solicitation, the Form of Series C Warrant would be amended and restated in its entirety by the Form of Amended and Restated Series C Warrant attached as Exhibit B to the Letter of Consent attached to this Consent Solicitation Statement as Appendix I. In material part, the Amended and Restated Series C Warrant would supplement the holders exercise rights set forth in Section 1(a) with an additional exercise right effective “at any time upon the delivery of the Exercise Price in cash”.

In connection with the consummation of the Proposed Amendments described in this Consent Solicitation, any holder of Units who tenders a notice to exercise the Series C Warrants for cash prior to the existing exercise period (i.e. the earlier of August 25, 2015 or 15 days after the “Separation Trigger Date”) would be entitled to immediately exercise such holder’s Series C Warrants for shares of the Company’s common stock.

The Proposed Amendments do not obligate investors to exercise their Series C Warrants early; if an investor decides to exercise the securities at a later date, that investor will still retain the same original rights it has under the Series C Warrants, including the ability to exercise the Series C Warrants for cash or on a cashless basis upon the earlier of the Early Separation Date or August 25, 2015.

No other terms of the Series C Warrants will change as a result of the amendment described in this Consent Solicitation Statement and such Series C Warrants will remain exercisable for the same number of shares of the Company’s common stock. These material terms which will remain unchanged include the following:

Termination and Exercise Price. The Series C Warrants will terminate on the fifth anniversary of the date of the prospectus for the Offering and have an exercise price of $2.55. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercise. In the event that a holder of Series C Warrants does not elect to exercise for cash as described above (and for the holders of all Series C Warrants, in the event that the Proposed Amendments are not consummated), the Series C Warrants will become convertible and exercisable on August 25, 2015 or prior to August 25, 2015 if at any time after March 27, 2015, the closing price of the Company’s common stock on the Nasdaq Stock Market is greater than $4.00 per share for 20 consecutive trading days (the “Separation Trigger Date”).

Cashless Exercise. For those holders wishing to effect a cashless exercise pursuant to the terms of the Series C Warrant, the time period associated with such exercise will not be revised by the Proposed Amendments. Other than any accelerated exercisability from the amendment described by this Consent Solicitation Statement, holders of Series C Warrants may exercise by paying the exercise price in cash or, in lieu of payment of the exercise price in cash by electing to receive a cash payment from us equal to the Black Scholes Value (as defined below) of the number of shares the holder elects to exercise, which we refer to as the Black Scholes Payment; provided, that we have discretion as to whether to deliver the Black Scholes Payment or, subject to meeting certain conditions, to deliver a number of shares of our common stock determined according to the following formula, referred to as the Cashless Exercise.

Total Shares = (A x B) / C

Where:

•	Total Shares is the number of shares of common stock to be issued upon a Cashless Exercise

•	A is the total number of shares with respect to which the Series C Warrant is then being exercised.

•	B is the Black Scholes Value (as defined below).

•	C is the closing bid price of our common stock as of two trading days prior to the time of such exercise.

Black Scholes Value. As defined in the Series C Warrants, “Black Scholes Value” means the Black Scholes value of an option for one share of our common stock at the date of the applicable Black Scholes Payment or Cashless Exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the closing bid price of the Common Stock as of the date of the prospectus for the Offering (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the Series C Warrant as of the applicable Black Scholes Payment or Cashless Exercise, (iii) a strike price equal to the exercise price in effect at the time of the applicable Black Scholes Payment or Cashless Exercise, (iv) an expected volatility equal to 135% and (v) a remaining term of such option equal to five (5) years (regardless of the actual remaining term of the Series C Warrant).

Trading Market. There is no established public trading market for our Series C Warrants, and we do not expect a market to develop. We do not intend to apply to list the Series C Warrants on any securities exchange. Without an active market, the liquidity of the Series C Warrants will be limited.

Duly Authorized. The shares of common stock issuable on exercise or exchange of the Series C Warrants are duly and validly authorized and will be, when issued, delivered and paid for in accordance with the Series C Warrants, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise or exchange of all outstanding Series C Warrants.

Exercise Limitations. The Series C Warrants will not be exercisable or exchangeable by the holder of such warrants to the extent (and only to the extent) that the holder or any of its Affiliates would beneficially own in excess of 4.99% of the Common Stock of the Company. For purposes of the limitation described in this paragraph, beneficial ownership and all determinations and calculations are determined in accordance with Section 13(d) of the Exchange Act and the rule and regulations promulgated thereunder.

Fundamental Transactions. If, at any time a Series C Warrant is outstanding, we consummate any fundamental transaction, as described in the Series C Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any Series C Warrants will thereafter receive, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or exchange of such Series C Warrants would have been entitled upon such consolidation or merger or other transaction. Notwithstanding the foregoing, in connection with a fundamental transaction, at the request of a holder of Series C Warrants we will be required to purchase the Series C Warrant from the holder by paying to the holder cash in an amount equal to the Black Scholes value of the Series C Warrant, as described in such Series C Warrant.

Book Entry. The Series C Warrants will be issued in book-entry form under a warrant agreement between American Stock Transfer and Trust Company, as warrant agent, and the Company, and shall initially be represented by one or more book-entry certificates deposited with The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

No Rights as Stockholders. A holder of Series C Warrants will have no rights as a common stockholder until such holder exercises their Series C Warrants and acquires the Company’s common stock. Upon the exercise of Series C Warrants, a holder will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Company desires to amend the terms of the Series C Warrants in order to induce investors to exercise the Series C Warrants for cash and convert the Series E Convertible Preferred Stock, as described in this Consent Solicitation Statement.

Reasons for Proposed Amendments

The Company desires to amend the Certificate of Designation of Series E Convertible Preferred Stock and amend and restate the Series C Warrant in order to induce investors to exercise the Series C Warrants for cash and convert the Series E Convertible Preferred Stock, as described in this Consent Solicitation Statement; however, approval of these amendments would not necessarily mean that all holders of Series C Warrants will exercise their Series C Warrants.

Effects of Proposed Amendments on Existing Securityholders

The Proposed Amendments grant to existing securityholders additional conversion and exercise rights to induce the holders of Series C Warrants to exercise their Series C Warrants for cash, but do not obligate investors to exercise their Series C Warrants or convert their Series E Convertible Preferred Stock early; if an investor decides to exercise or convert the securities at a later date, that investor will still retain the same original rights it has under the Series E Convertible Preferred Stock and the Series C Warrants, including the ability to exercise the Series C Warrants for cash or on a cashless basis upon the earlier of the Early Separation Date or August 25, 2015.

Existing stockholders will suffer significant dilution in ownership interests and voting rights sooner as a result of the issuance of shares of our common stock upon the exercise of Series C Warrants and conversion of Series E Convertible Preferred Stock. The sale into the public market of these shares also could materially and adversely affect the market price of our common stock.

Corporate Actions

By the terms of the Company’s Certificate of Designation of Series E Convertible Preferred Stock, the Series E Convertible Preferred Stock may be amended by the written consent of the Company and the holders of at least a majority of the outstanding Series E Convertible Preferred Stock. By their terms, the Series C Warrants may be amended by the written consent of the Company and the holders of Series C Warrants exercisable for an aggregate number of shares of common stock equal to at least 66.7% of the number of shares of common stock issuable upon exercise of all outstanding Series C Warrants.

The Company seeks to enter into the amendments described above in order to induce the holders of Series C Warrants to exercise their Series C Warrants for cash, which will provide additional working capital to fund the Company’s ongoing operations; however, approval of these amendments would not necessarily mean that all holders of Series C Warrants will exercise their Series C Warrants.

Upon the consummation of the Proposed Amendments, the Company will notify DTC, notify NASDAQ, and issue a press release.

Mechanics of Proposed Amendments

The Proposed Amendments described by this Consent Solicitation Statement, if consummated, would not require an exchange of securities and, aside from the Letter of Consent included with this Consent Solicitation, holders of Series E Convertible Preferred Stock and Series C Warrants are not directed to mail any documents or materials to the Company.

Dissenters’ Right of Appraisal

Under Delaware law and the Company’s certificate of incorporation and bylaws, no stockholder or warrantholder has any right to dissent to the corporate actions described herein, and is not entitled to appraisal of or payment for their warrants or shares of stock in the event that the corporate actions are consummated.

Board of Directors’ Approval and Recommendation

On May 22, 2015, the Board approved the amendments described herein and recommends approval by the holders of Series E Convertible Preferred Stock and Series C Warrants. The Board has determined that it is in the best interests of the Company and its stockholders to enter into the amendments described above in order to induce the holders of Series C Warrants to exercise their Series C Warrants for cash, which will provide additional working capital to fund the Company’s ongoing operations.

The amendments, if approved, would not obligate investors to exercise their Series C Warrants or convert their Series E Convertible Preferred Stock early; if an investor decides to exercise or convert the securities at a later date, that investor will still retain the same original rights it has under the Series C Warrants and Series E Convertible Preferred Stock, including the ability to exercise the Series C Warrants for cash or on a cashless basis upon the earlier of the Early Separation Date or August 25, 2015.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2015 by:

•	our named executive officers;

•	each of our directors;

•	all of our current directors and executive officers as a group; and

•	each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 31, 2015, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 5,126,458 shares of common stock outstanding.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Great Basin Scientific, Inc., 2441 South 3850 West, Salt Lake City, UT 84120.

Name of Beneficial Owner	Number of Common Share Equivalents Beneficially Owned (10)	Percentage of Common Share Equivalents Beneficially Owned
Named Executive Officers and Directors:
Ryan Ashton (1)	299,724	5.6%
David Spafford (2)	1,250,287	23.8%
Stephen Aldous (3)	431,412	8.4%
Robert Jenison (4)	43,646	*
Jeffrey Rona (5)	128,102	2.4%
Sam Chawla (6)	15,000	*
Ron Labrum (7)	240,000	4.5%

All Executive Officers and Directors as a Group (7 Persons)	2,408,171	40.9%

Other Five Percent Stockholders:
Hitachi Chemical Co., Ltd. (8)	700,000	13.7%
Krispen Family Holdings, L.C. (9)	547,335	10.6%

*	Represents less than 1% of the outstanding shares of common stock
(1)	Represents 44,628 shares of common stock and options and warrants to purchase 255,096 shares of common stock that are currently exercisable or exercisable within 60 days after December 31, 2014.
(2)	Represents (i) 10,835 shares of common stock, warrants to purchase 61,158 shares of common stock and warrants for 11,158 shares of common stock owned by Mr. Spafford; (ii) shares owned by Spring Forth Investments LLC, an entity controlled by Mr. Spafford, which owns 357,000 shares of common stock; (iii) 1,750 shares of common stock owned by DSM Ventures, an entity controlled by Mr. Spafford; (iv) 23,122 shares of common stock and warrants to purchase 12,500 shares of common stock owned by DRS, LLC, an entity controlled by Mr. Spafford; (v) shares owned by Craig F. McCullough, Trustee, SBS Charitable Remainder Trust U/A/D November 27, 1995, a trust affiliated with Mr. Spafford, which owns 448,785 shares of common stock, warrants to purchase 22,227 shares of common stock; (vi) shares owned by Craig F. McCullough, Trustee, DRS Charitable Remainder Trust U/A/D May 5, 1993, a trust affiliated with Mr. Spafford, which owns 191,932 shares of common stock, warrants to purchase 4,591 shares of common stock; and (vii) shares owned by Bourne Spafford Charitable Trust U/A/D May 15, 1995, a trust affiliated with Mr. Spafford, which owns 105,229 shares of common stock.
(3)	Represents shares and warrants held by SSA Ventures, LLC, an entity controlled by Mr. Aldous, which owns 398,032 shares of common stock and warrants to purchase 33,380 shares of common stock.
(4)	Represents options to purchase 43,646 shares of common stock that are currently exercisable or exercisable within 60 days after December 31, 2014.
(5)	Represents 36,000 warrants to purchase common stock, 36,000 Class A Warrants, 36,000 Class B Warrants and 20,102 options exercisable within 60 days.
(6)	Represents 5,000 shares of common stock, 5,000 Class A warrants to purchase common stock and 5,000 Class B warrants to purchase common stock held by Mr. Chawla’s wife Stephanie Chawla.
(7)	Represents 80,000 shares of common stock held by Mr. Labrum, 80,000 Class A Warrants to purchase common stock and 80,000 Class B Warrants to purchase common stock.
(8)	Represents 700,000 shares of common stock. The principal address of Hitachi Chemical Co., Ltd. is Grantokyo South Tower, 9-2, Narunouchi 1—chrome, Chiyoda-ku, Tokyo, 100-6606, Japan. Hitachi Chemical Co., Ltd. is a publicly traded company whose common stock trades on the Tokyo Stock Exchange and whose principal stockholder is Hitachi, Ltd. another publicly traded company whose common stock trades on the Tokyo Stock Exchange.

(9)	Represents shares held by Krispen Family Holdings, L.C., an unaffiliated third party controlled by Mr. Spencer Kirk, owns 514,625 shares of common stock. Krispen Family Holdings, L.C. also owns warrants to purchase 32,710 shares of common stock. The principal address of Krispen Family Holdings, L.C. is 2012 E Aspen View Court, Sandy, UT 84092.
(10)	Does not include Class A warrants and Class B warrants to purchase common stock (issued by us during our Series D Financing) to the extent such warrants are held by 5% stockholders or to the extent the exercise of such warrants would result in the stockholder becoming a 5% stockholder, as such warrants are subject to a 60 day waiting period prior to their exercise. In addition to the warrants shown in the table, these excluded warrants include the following: DRS, LLC (an entity controlled by Mr. Spafford) has 20,622 Class A Warrants to purchase shares of common stock and 20,622 Class B Warrants to purchase shares of common stock, Spring Forth Investments, LLC (an entity controlled by Mr. Spafford) has 160,000 Class A Warrants to purchase shares of common stock and 160,000 Class B Warrants to purchase shares of common stock and David Spafford has 20,000 Class A warrants to purchase shares of common stock and 20,000 shares of Class B warrants to purchase common stock; 120,000 Class A Warrants to purchase shares of common stock and 120,000 Class B Warrants to purchase shares of common stock; and Hitachi Chemical Co., Ltd has 700,000 Class A Warrants to purchase shares of common stock and 700,000 Class B Warrants to purchase shares of common stock.

The Company is not able to determine the beneficial ownership of the Units because the Units are held in street name and, prior the effectiveness of the amendments described herein, are not exercisable within 60 days.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

None of the Company’s directors and executive officers has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon which is not shared by all other holders of the Company’s common stock and other securities.

The Board approved the Proposed Amendments discussed above on May 22, 2015.

Incorporation by Reference

This Consent Solicitation Statement incorporates by reference important business and financial information about the Company from documents we have filed with the SEC that are not included in or delivered with this Consent Solicitation Statement. Any statement contained in a document incorporated by reference in this Consent Solicitation Statement is automatically updated and superseded by any information contained in this information statement, or in any subsequently filed document of the types described below. We incorporate into this Consent Solicitation Statement by reference the following information filed by us with the SEC:

•	the audited financial statements (including the notes thereto) of the Company as of and for the fiscal year ended December 31, 2014 included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 18, 2015 (SEC File No. 001-36662);

•	the unaudited financial statements (including the notes thereto) of the Company as of and for the three months ended March 31, 2015 included in the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2015 filed with the SEC on May 14, 2015(SEC File No. 001-36662); and

•	the Company’s Prospectus, filed on February 27, 2015 (File No. 333-201596).

The foregoing documents are being delivered along with this Consent Solicitation Statement.

Where You Can Find Additional Information

The Company files annual and quarterly reports, proxy statements, and other reports and information electronically with the SEC. You may read and copy any document we file with the SEC at its Public Reference

9

Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room The Company’s filings are also available through the SEC’s website at the following address: http:www.sec.gov.

Costs and Mailing

We will pay all costs associated with the distribution of this Consent Solicitation Statement, including the costs of printing and mailing. We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Consent Solicitation Statement to the beneficial owners of the Units held of record by such persons and may reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

By Order of the Board of Directors,

/s/ Ryan Ashton
Ryan Ashton
Chief Executive Officer

Date: June 1, 2015

10

Appendix I

Form of Written Consent

(See attached)

GREAT BASIN SCIENTIFIC, INC.

LETTER OF CONSENT

TO

AMENDMENT TO CERTIFICATE OF DESIGNATION OF

SERIES E CONVERTIBLE PREFERRED STOCK

AND

AMENDMENT AND RESTATEMENT OF SERIES C WARRANT

This Letter of Consent to Amendment to Certificate of Designation of Series E Convertible Preferred Stock and Amendment and Restatement of Series C Warrant (the “Consent”) is made as of June     , 2015 by and among Great Basin Scientific, Inc., a Delaware corporation (the “Company”) and each of (i) the holders of the Company’s Series E Convertible Preferred Stock (the “Series E Convertible Preferred Stock”) and (ii) the holders of the Company’s Series C Warrants (the “Series C Warrants”) set forth on the signature pages to this Consent. The holders of the Series E Convertible Preferred Stock and the holders of the Series C Warrants are collectively referred to herein individually as a “Holder” and collectively as the “Holders”.

RECITALS

WHEREAS, each of the Holders is a Holder of Series E Convertible Preferred Stock and/or Series C Warrants as set forth on the applicable signature page of this Consent;

WHEREAS, the Company and the Holders wish to amend the Certificate of Designation of Series E Convertible Preferred Stock as set forth in the form of amendment attached as Exhibit A and amend and restate the Series C Warrant as set forth in the form of Amended and Restated Series C Warrant attached as Exhibit B (together, the “Proposed Amendments”);

WHEREAS, in order to be effective, the Proposed Amendments must be entered into by and among the Company and each of (i) the holders of a majority of the Series E Convertible Preferred Stock and (ii) the holders of Series C Warrants exercisable for an aggregate number of shares of common stock equal to at least 66.7% of the number of shares of common stock issuable upon exercise of all outstanding Series C Warrants (together, the “Requisite Consents”); and

WHEREAS, the number of shares of Series E Preferred Stock and Series C Warrants held by the Holders, as set forth on the signature pages hereto, are sufficient to constitute the Requisite Consents and such Holders vote all such shares of Series E Convertible Preferred Stock and Series C Warrants in favor of such Proposed Amendment.

THEREFORE, the Parties agree as follows:

AGREEMENT

1. The Holder acknowledges receipt of the Consent Solicitation Statement dated June 1, 2015 of the Company which describes the Company’s solicitation of consents to amend the terms of the Certificate of Designations of Series E Convertible Preferred Stock and the Series C Warrants.

2. The terms of the Certificate of Designation of Series E Convertible Preferred Stock is hereby amended as set forth in the form of amendment attached as Exhibit A hereto.

3. The Series C Warrants are hereby amended and restated in their entirety as set forth in the Form of Amended and Restated Series C Warrant attached as Exhibit B hereto.

2

4. The Holders waive any notice or other requirements which may be required by the Certificate of Designation of Series E Convertible Preferred Stock, the Series C Warrants, or otherwise in connection with the consummation of the Proposed Amendments.

5. All other provisions of the Series C Warrants and the Certificate of Designation of Series E Convertible Preferred Stock shall remain in full force and effect.

6. This Consent may be executed in any number of counterparts, each of which shall be enforceable against the parties, and all of which together shall constitute one instrument.

7. This Consent shall be governed in all respects by the laws of the State of Delaware without giving effect to principles of conflicts of law.

8. Each Holder will, upon the request of the Company, execute and deliver such documents and take such action reasonably requested by the Company to effectuate the purposes of this Consent.

[Signature pages immediately follow.]

IN WITNESS WHEREOF, this Letter of Consent is hereby executed as of the date first written above.

COMPANY

GREAT BASIN SCIENTIFIC, INC.

By:

Name:
Title:
Date:

COMPANY SIGNATURE PAGE TO CONSENT TO AMENDMENT OF SERIES E CONVERTIBLE PREFERRED STOCK AND SERIES C WARRANTS

4

IN WITNESS WHEREOF, this Letter of Consent is hereby executed as of the date first written above.

HOLDER (if individual):

Name:
Date:

Units:

Units X 1 = Shares of Series E Preferred Stock

Units X 8 = Shares of Common Stock to be issued upon exercise of all Series C Warrants

HOLDER (if entity)

NAME:

By:

Name:
Title:
Date:

Units:

Units X 1 = Shares of Series E Preferred Stock

Units X 8 = Shares of Common Stock to be issued upon exercise of all Series C Warrants

DELIVER THIS SIGNATURE PAGE TO THE COMPANY AS FOLLOWS:

By Hand or Mail:

2441 SOUTH 3850 WEST

SALT LAKE CITY, UTAH 84120

Attn: Chief Financial Officer

HOLDER SIGNATURE PAGE TO CONSENT TO AMENDMENT OF SERIES E CONVERTIBLE PREFERRED STOCK AND SERIES C WARRANTS

5

EXHIBIT A

Amendment to the Certificate of Designation of

Series E Convertible Preferred Stock

A new Section 5.1(c) shall be added and shall read in its entirety as follows:

“5.1(c).	Early Conversion Upon Cash Exercise of Series C Warrants. Subject to the provisions of this Section 5, if at any time the holder of Series E Preferred Stock tenders an exercise notice to exercise all eight (8) Series C Warrants contained in each Unit held by such holder for cash, such holder of Series E Preferred Stock shall have the right by written election to the Corporation and the Transfer Agent, to convert all or any portion of each outstanding Share of Series E Preferred Stock (including any fraction of a share) contained in each such Unit held by such holder into four (4) shares of Common Stock (including any fraction of a share) at any time.”

EXHIBIT B

Form of Amended and Restated Series C Warrant

(See attached)

FORM OF

AMENDED AND RESTATED SERIES C WARRANT

GREAT BASIN SCIENTIFIC, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Date of Issuance: [                    ], 2015 (“Issuance Date”)

Great Basin Scientific, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [            ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Series C Warrant, to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [5 YEARS FROM DATE OF THE PROSPECTUS] (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Common Stock (the “Purchased Warrants”) issued pursuant to the Offering (as defined in that certain Underwriting Agreement, dated as of February 25, 2015, by and between the Company and Dawson James Securities, Inc., as representative of the several underwriters, as amended by that certain amendment dated February 27, 2015 (the “Underwriting Agreement”)).

This Warrant shall be issuable in book entry form (the “Book-Entry Warrant Certificate”) and shall initially be represented by one or more Book-Entry Warrant Certificates deposited with American Stock Transfer and Trust Company (the “Warrant Agent”) and registered in the name of the Holder, or as otherwise directed by the Warrant Agent. Ownership of beneficial interests in this Warrant shall be shown on, and the transfer of such ownership shall be effected through, records maintained by the Warrant Agent (the “Warrant Register”). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual written notice to the contrary.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder, in whole or in part, at the Holder’s election (x) upon the earlier of (i) any day on or after the date that is six months after February 25, 2015, or (ii) any day on or after the fifteenth (15th) day after the Early Exercise Trigger Date, or (y) at any time upon the delivery of the Exercise Price in cash. The Holder shall exercise this Warrant, in each case, by delivery (whether via e-mail, facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”) to the Warrant Agent or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company or the Warrant Agent (or to the Company if the exercise is made pursuant to a Cashless Exercise (as defined in Section 1(d)), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Warrant Agent of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds (to the account set forth on Schedule A hereto) if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof. The Holder and the Company or the Warrant Agent shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company or the Warrant Agent shall deliver any objection to any Notice of Exercise form within 2 Business Days of receipt of the applicable Notice of Exercise. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice for a Cashless Exercise, the Company shall transmit by e-mail or facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Warrant Agent. On or before the third (3rd) Trading Day following (A) in the event of a Cashless Exercise, the date on which the Company has received such Exercise Notice or (B) in the event of an exercise for cash, the later of (i) the date on which the Warrant Agent has received such Exercise Notice or (ii) the date on which the Warrant Agent receives the Aggregate Exercise Price (such date is referred to herein as the “Delivery Date”), the Company shall, (X) provided that (I) the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and (II) either a registration statement for the issuance to the Holder of the applicable Warrant Shares to be issued pursuant to such Exercise Notice is effective and the prospectus contained therein is usable or such Warrant Shares to be so issued are otherwise freely tradable, cause the Warrant Agent to credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if either of the immediately preceding clauses (I) or (II) are not satisfied, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon (A) in the event of a Cashless Exercise, the date on which the Company has received such Exercise Notice or (B) in the event of an exercise for cash, the later of (i) the date on which the Warrant Agent has received such Exercise Notice or (ii) the date on which the Warrant Agent receives the Aggregate Exercise Price, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be); provided, however, that if the date of such receipt is a date upon which the Common Stock transfer books of the Company are closed, such Holder shall be deemed to have become the record holder of such shares on, the next succeeding day on which the Common Stock transfer books of the Company are open. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder and upon surrender hereof by the Holder at the principal office of the Company, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $2.55, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, to issue to the Holder on or before the applicable Delivery Date, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 2% of the product of (A) the aggregate number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise or exchange hereunder (as the case may be) on or prior to the applicable Delivery Date, and if on or after such Delivery Date the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such exercise or exchange that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise or exchange hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise or exchange hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice or Exchange Notice, as the case may be, and ending on the date of such issuance and payment under this clause (ii).

(d) Cashless Exercise. Solely to the extent of an exercise permitted by Section 1(a)(x) and subject to Section 1(f) below, the Holder may, in its sole discretion (and without limiting the Holder’s rights and remedies contained herein), exercise this Warrant in whole or in part and, subject to the provisions of Section 1(a), in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise a cash payment from the Company equal to the product of (i) the total number of shares with respect to which this Warrant is then being exercised multiplied by (ii) the Black Scholes Value (as defined below) (the “Exchange Amount”). In the Company’s sole discretion, so long as the Equity Conditions has occurred the Company may elect to treat such notice as a cashless exercise of the Warrant with respect to the number of shares specified in “A” below for the “Net Number” of shares of Common Stock determined according to the following formula with respect thereto (a “Cashless Exercise”), as follows:

Net Number = (A x B) / C

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= Black Scholes Value (as defined below).

C= the Closing Bid Price of the Common Stock as of two (2) Trading Days prior to the time of such exercise (as defined below).

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof (including, without limitation, the Net Number), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 13.

(f) Limitations on Exercises and Exchanges. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable or exchangeable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its Affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable or exchangeable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its Affiliates) and of which such securities shall be exercisable or exchangeable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise or exchange this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability or exchangeability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not amend or waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise or exchange of convertible or exercisable or exchangeable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Certificate of Designation for the Series E Convertible Preferred Stock.

(g) Insufficient Authorized Shares.

The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise or exchange of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the Purchased Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise or exchange of the Purchased Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise or exchange of all of the Purchased Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Purchased Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its commercially reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. Without limiting any provision of Section 4, if the Company, at any time on or after the Issuance Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) [RESERVED].

(c) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). In addition, and notwithstanding anything to the contrary contained herein, (x) upon a Cashless Exercise as set forth in Section 1(d) hereof, the number of Warrant Shares for which this Warrant is exercisable immediately following such Cashless Exercise shall be equal to (i) the number of Warrant Shares for which this Warrant was exercisable immediately prior to such Cashless Exercise less (ii) the number of Warrant Shares as to which such Cashless Exercise was exercised (such number of Warrant Shares in this clause (ii) in respect of such Cashless Exercise being equal to “A” in such Cashless Exercise formula in respect of such Cashless Exercise) and (y) the number of Warrant Shares issuable hereunder shall automatically be increased, as necessary, to enable to the Company to comply with its obligations to issue the Net Number of shares of Common Stock under Section 1(d) hereof upon any Cashless Exercise hereunder.

(d) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest 1/10000th of cent and the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e) Other Events. In the event that the Company shall take any similar action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(e) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Required Holders (as defined below) do not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Required Holders shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company, at any time prior to the three year anniversary of the Issuance Date, shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all or substantially all of the holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, indebtedness, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage), provided further, such Distribution shall be held in abeyance for the benefit of the Holder until such time as the Holder exercises this Warrant (whether in whole or in part), and subject to the foregoing proviso, upon each exercise of this Warrant the Company shall make such Distribution to the Holder with respect to each Warrant Share for which this Warrant is so exercised until such time as this Warrant has been exercised in full).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if the Company, at any time prior to the three year anniversary of the Issuance Date, grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage), and provided further, that such Purchase Rights shall be held in abeyance for the benefit of the Holder until such time as the Holder exercises this Warrant (whether in whole or in part), and subject to the foregoing proviso, upon each exercise of this Warrant the Company shall deliver such Purchase Rights to the Holder with respect to each Warrant Share for which this Warrant is so exercised until such time as this Warrant has been exercised in full).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements confirming the obligations of the Successor Entity as set forth in this paragraph (b) and (c) and elsewhere in this Warrant and an obligation to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Notwithstanding the foregoing, at the election of the Holder upon exercise of this Warrant following a Fundamental Transaction, the Successor Entity shall deliver to the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of common stock (or its equivalent) of the Successor Entity (including its Parent Entity), or other securities, cash, assets or other property, which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant).

(c) Black Scholes Value—FT. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the date of the consummation of any such Fundamental Transaction through the date that is thirty (30) days after the consummation of any such Fundamental Transaction, the Company or the Successor Entity, at the election of the Holder, shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value—FT.

(d) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and shall be applied as if this Warrant (and any such subsequent warrants issued hereunder) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Charter (as defined in the Underwriting Agreement), Bylaws (as defined in the Underwriting Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Purchased Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Purchased Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Purchased Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders; provided however, that the Company shall not be obligated to provide such information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant (or the Book Entry Warrant Certificate) to the Company or the Warrant Agent (or other designated agent), whereupon the Company or the Warrant Agent (or other designated agent) will forthwith issue and deliver upon the order of the Holder a new Warrant (or Book Entry Warrant Certificate) (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (or Book Entry Warrant Certificate) (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (or the Book Entry Warrant Certificate) (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form (including posting a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant (or the Book Entry Warrant Certificate), the Company shall execute and deliver to the Holder a new Warrant (or Book Entry Warrant Certificate) (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof (or of the Book Entry Warrant Certificate) by the Holder at the principal office of the Company, for a new Warrant or Warrants (or Book Entry Warrant Certificates) (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant (or Book Entry Warrant Certificate) will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant (or Book Entry Warrant Certificate) pursuant to the terms of this Warrant, such new Warrant (or Book Entry Warrant Certificate) (i) shall be of like tenor with this Warrant (or Book Entry Warrant Certificate), (ii) shall represent, as indicated on the face of such new Warrant (or Book Entry Warrant Certificate), the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant (or Book Entry Warrant Certificate) being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants (or Book Entry Warrant Certificates) issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant (or Book Entry Warrant Certificate) which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be in writing and shall be deemed given (w) the date of transmission, if such notice or communication is delivered via facsimile or email at the number or email address set forth below prior to 5:00 p.m. (New York time) on a Business Day, (x) on the date delivered, if delivered personally, (y) on the first Business Day following the deposit thereof with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, and (z) on the fourth Business Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice).

(a) If to the Company, to:

Great Basin Scientific, Inc.

2441 South 3850 West

Salt Lake City, UT 84120

Attention: Chief Financial Officer

Facsimile: [            ]

email: [            ]

(b) If to the Warrant Agent, to:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attention: [            ]

email: [            ]

(c) If to the Holder, to the address of such holder as shown on the Warrant Register. Any notice required to be delivered by the Company to the Holder may be given by the Warrant Agent on behalf of the Company.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities, indebtedness, or other property pro rata to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information (to the extent it constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder (whether under this Section 8 or otherwise) constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K.

9. AMENDMENT AND WAIVER. Except as otherwise expressly set forth herein, the provisions of this Warrant may be amended only with the written consent of the Company and the Required Holders. Any amendment effected in accordance with this Section 9 shall be binding upon the Holder and the Company, provided that no such amendment shall be effective to the extent that it (1) applies to less than all Purchased Warrants then outstanding, (2) imposes any obligation or liability on the Holder without the Holder’s prior written consent (which may be granted or withheld in the Holder’s sole discretion) or (3) applies retroactively. Except as otherwise expressly set forth herein, no waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders (in a writing signed by all of the Required Holders) may waive any provision of this Warrant, and any waiver of any provision of this Warrant made in conformity with the provisions of this Section 9 shall be binding on the Holder, provided that no such waiver shall be effective to the extent that it (1) applies to less than all Purchased Warrants then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on the Holder without the Holder’s prior written consent (which may be granted or withheld in the Holder’s sole discretion). Notwithstanding the foregoing, nothing contained in this Section 9 shall permit any amendment or waiver of any provision of Section 1(f) or the waiver of any Equity Conditions Failure if such failure in any manner resulted from clause (ii) of the definition thereof.

10. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall (i) be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder or (ii) limit, or be deemed to limit, any provision of Section 13. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13. DISPUTE RESOLUTION.

(a) Disputes Over the Exercise Price, Exchange Amount, Exchange Price, Closing Sale Price, Bid Price, the Black Scholes Value—FT or Fair Market Value.

(i) In the case of a dispute relating to the Exercise Price, the Exchange Amount, the Exchange Price, the Closing Sale Price, the Closing Bid Price, the Bid Price, the Black Scholes Value—FT or fair market value (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Required Holders (as the case may be) shall submit the dispute via e-mail or facsimile (I) within twenty (20) Business Days after delivery of the applicable notice giving rise to such dispute to the Company or the Required Holders (as the case may be) or (II) if no notice gave rise to such dispute, at any time after the Required Holders learned of the circumstances giving rise to such dispute. If the Required Holders and the Company are unable to resolve such dispute relating to the Exercise Price, the Exchange Amount, the Exchange Price, the Closing Sale Price, the Closing Bid Price, the Bid Price, the Black Scholes Value—FT or fair market value (as the case may be) by 5:00 p.m. (New York time) on the third (3rd) Business Day following such delivery by the Company or the Required Holders (as the case may be) of such dispute to the Company or the Required Holders (as the case may be), then the Required Holders shall select an independent, reputable investment bank to resolve such dispute.

(ii) The Required Holders and the Company shall each deliver to such investment bank (x) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 13(a) and (y) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Required Holders selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (x) and (y) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Required Holders or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Required Holders or otherwise requested by such investment bank, neither the Company nor the Required Holders shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Required Holders shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Required Holders of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne by the Company (provided that such fees and expenses shall be borne equally by the Company and the Required Holders only if such investment bank’s determination of the disputed Exercise Price, Exchange Amount, Exchange Price, Closing Sale Price, Closing Bid Price, Bid Price, Black Scholes Value—FT or fair market value (as the case may be) was equal to or greater than 98% of the Company’s determination thereof that gave rise to the applicable dispute), and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Disputes Over Arithmetic Calculation of Warrant Shares.

(i) In the case of a dispute as to the arithmetic calculation of the number of Warrant Shares, the Company or the Required Holders (as the case may be) shall submit the disputed arithmetic calculation via facsimile (i) within twenty (20) Business Days after delivery of the applicable notice giving rise to such dispute to the Company or the Required Holders (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Required Holders learned of the circumstances giving rise to such dispute. If the Required Holders and the Company are unable to resolve such disputed arithmetic calculation of the number of Warrant Shares by 5:00 p.m. (New York time) on the third (3rd) Business Day following such delivery by the Company or the Required Holders (as the case may be) of such disputed arithmetic calculation of the number of Warrant Shares to the Company or the Required Holders (as the case may be), then the Required Holders shall select an independent, reputable accountant or accounting firm to perform such disputed arithmetic calculation of the number of Warrant Shares.

(ii) The Required Holders and the Company shall each deliver to such accountant or accounting firm (as the case may be) (x) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 13(b) and (y) written documentation supporting its position with respect to such disputed arithmetic calculation of the number of Warrant Shares, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Required Holders selected such accountant or accounting firm (as the case may be) (the “Submission Deadline”) (the documents referred to in the immediately preceding clauses (x) and (y) are collectively referred to herein as the “Required Documentation”) (it being understood and agreed that if either the Required Holders or the Company fails to so deliver all of the Required Documentation by the Submission Deadline, then the party who fails to so submit all of the Required Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such accountant or accounting firm (as the case may be) with respect to such disputed arithmetic calculation of the number of Warrant Shares and such accountant or accounting firm (as the case may be) shall perform such disputed arithmetic calculation of the number of Warrant Shares based solely on the Required Documentation that was delivered to such accountant or accounting firm (as the case may be) prior to the Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Required Holders or otherwise requested by such accountant or accounting firm (as the case may be), neither the Company nor the Required Holders shall be entitled to deliver or submit any written documentation or other support to such accountant or accounting firm (as the case may be) in connection with such disputed arithmetic calculation of the number of Warrant Shares (other than the Required Documentation).

(iii) The Company and the Required Holders shall cause such accountant or accounting firm (as the case may be) to perform such disputed arithmetic calculation and notify the Company and the Required Holders of the results no later than ten (10) Business Days immediately following the Submission Deadline. The fees and expenses of such accountant or accounting firm (as the case may be) shall be borne solely by the Company, and such accountant’s or accounting firm’s (as the case may be) arithmetic calculation shall be final and binding upon all parties absent manifest error.

(c) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 13 constitutes an agreement to arbitrate between the Company and the Required Holders (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that each party is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 13, (ii) the terms of this Warrant shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Warrant, (iii) the terms of this Warrant shall serve as the basis for the selected accountant’s or accounting firm’s performance of the applicable arithmetic calculation of the number of Warrant Shares, (iv) for clarification purposes and without implication that the contrary would otherwise be true, disputes relating to matters described in Section 13(a) shall be governed by Section 13(a) and not by Section 13(b), (v) the Required Holders (and only the Required Holders), in their sole discretion, shall have the right to submit any dispute described in this Section 13 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 13 and (vi) nothing in this Section 13 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in Section 13(a) or Section 13(b)).

14. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b) “Black Scholes Value” means the Black Scholes value of an option for one share of Common Stock at the date of the applicable Cashless Exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Bid Price of the Common Stock as of the date of the prospectus included in the registration statement pursuant to which the Units were issued of which this Warrant was a component (adjusted to the same extent that the Exercise Price hereunder has been adjusted pursuant to Section 2(a) hereof), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the Warrant as of the applicable Cashless Exercise, (iii) a strike price equal to the Exercise Price in effect at the time of the applicable Cashless Exercise, (iv) an expected volatility equal to 135% and (v) a remaining term of such option equal to five (5) years (regardless of the actual remaining term of the Warrant).

(c) “Black Scholes Value—FT” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction and ending on the Trading Day of the Holder’s request pursuant to Section 4(c) and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c) and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iv) an expected volatility equal to the greater of 135% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction.

(d) “Bloomberg” means Bloomberg, L.P.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and the last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group, Inc. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(g) “Common Stock” means (i) the Company’s shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(h) “Convertible Securities” means any stock, note, debenture or other security (other than Options) that is, or may become, at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(i) “Early Exercise Trigger Date” means the twentieth (20th) consecutive trading day upon which the closing bid price of the Common Stock is above $4.00 (subject to adjustment as set forth in Section 2), provided, that such 20-day period cannot begin until thirty (30) days after the date of the prospectus included in the registration statement pursuant to which the Units were issued of which this Warrant was a component.

(j) “Eligible Market” means the NYSE MKT, the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market, the Principal Market, the OTCBB, the OTCQX or the OTCQB (or any successor to any of the foregoing).

(k) “Equity Conditions” means: (i) the Company shall have complied in all material respects with all applicable securities laws and regulations and all rules and regulations of the Eligible Markets in respect of the offer, sale and issuance of the Securities, (ii) the Common Stock (including all shares of Common Stock to be received by Holder) shall be listed or designated for quotation (as applicable) on an Eligible Market and no Trading Market Event (or event which with notice or passage of time would be a Trading Market Event) has occurred, nor shall delisting or suspension by any Eligible Market be pending or threatened, unless upon the occurrence of such Trading Market Event, delisting or suspension, the Common Stock would be eligible for listing or for quotation (as applicable) on another Eligible Market, (iii) the Company shall be in compliance in all material respects with all of its obligations under this Warrant, (iv) each of the Registration Statement (as defined in the Underwriting Agreement) and the prospectus contained therein shall be effective and fully available for use with respect to the issuance of all of the Securities, including, without limitation, any Warrant Shares issued pursuant to a cash exercise hereof, (v) all Warrant Shares (including any Warrant Shares to be received upon exercise or exchange of this Warrant and including any Warrant Shares to be issued in a cash exercise, but taking into account the limitations of Section 1(f)) shall be then (or upon such issuance (as the case may be)) freely tradable by the Holder without restriction of any kind or nature (and the Company shall have no knowledge of any fact which would reasonably be expected to negate the foregoing in the foreseeable future), (vi) no limitation shall be applicable with respect to the issuance of any Warrant Shares hereunder (other than under Section 1(f)), and (vii) the Company is fully reporting under the 1934 Act and Rule 144 (as defined in the Underwriting Agreement). For purposes hereof, a “Trading Market Event” shall mean if the Company or the Common Stock or any shares of Common Stock issued or issuable hereunder shall cease or fail to be listed for trading or quoted on any Eligible Market or shall fall below any dollar threshold for listing or qualification or the Company shall then not be in compliance with any applicable listing or qualification standard (or will be with the passage of time).

(l) “Equity Conditions Failure” means that on any applicable date of determination, any of the Equity Conditions have not been satisfied.

(m) “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(n) “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person unless the shareholders of the Company immediately prior to such consolidation or merger continue to hold more than 50% of the outstanding shares of Voting Stock after such consolidation or merger, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(o) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(p) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(q) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(r) “Principal Market” means The Nasdaq Capital Market.

(s) “Required Holders” means, collectively, as of a particular time of determination, (as applicable) holders of Purchased Warrants then exercisable for an aggregate number of shares of Common Stock equal to at least 66.7% of the number of shares of Common Stock issuable upon exercise of all Purchased Warrants outstanding as of such time of determination (disregarding all limitations on exercise set forth in the Purchased Warrants).

(t) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(u) “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(v) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

GREAT BASIN SCIENTIFIC, INC.

By:

Name:
Title:

[Signature Page to Warrant to Purchase Common Stock]

SCHEDULE A

WIRE INSTRUCTIONS FOR CASH EXERCISE

[NAME OF BANK]

ABA # [    ]

ACCT # [    ]

ACCT NAME: [    ]

Schedule A-1

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

GREAT BASIN SCIENTIFIC, INC.

The undersigned holder hereby exercises the right to purchase             of the shares of Common Stock (“Warrant Shares”) of Great Basin Scientific, Inc., a company incorporated under the laws of the Delaware (the “Company”), evidenced by Warrant to Purchase Common Stock No. (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

             a “Cash Exercise” with respect to             Warrant Shares; and/or

             a “Cashless Exercise” with respect to             Warrant Shares.

In the event of a “Cash Exercise”, this Exercise Notice and the Aggregate Exercise Price shall be delivered to the Warrant Agent. In the event of a “Cashless Exercise”, this Exercise Notice shall be delivered to the Company.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares, the Holder represents and warrants that the Exchange Amount is $         and, if the Company is permitted to elect to issue shares of Common Stock,         shares of Common Stock are to be delivered to Holder as the Net Number pursuant to such Cashless Exercise, as further specified in Annex A to this Exercise Notice.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares, the Holder shall pay the Aggregate Exercise Price in the sum of $ to the Warrant Agent in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares and Net Number of shares of Common Stock. The Company shall cause the Warrant Agent to deliver to Holder, or its designee or agent as specified below,         shares of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

Date:                     ,

Name of Registered Holder

By:
Name:
Title:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

Exhibit A-1

ANNEX A TO EXERCISE NOTICE

CASHLESS EXERCISE EXCHANGE CALCULATION

TO BE FILLED IN BY THE REGISTERED HOLDER TO EXCHANGE THIS

WARRANT TO PURCHASE COMMON STOCK FOR COMMON STOCK IN A

CASHLESS EXERCISE PURSUANT TO SECTION 1(d) OF THE WARRANT

Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Net Number = (A x B)/C =             shares of Common Stock

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised =             .

B= Black Scholes Value =             .

C= the Closing Bid Price of the Common Stock as of two (2) Trading Days prior to the time of such exercise =             .

Date: ,

Name of Registered Holder

By:
Name:
Title:

Annex A-1

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer & Trust Company, LLC to issue the above indicated number of shares of Common Stock.

GREAT BASIN SCIENTIFIC, INC.

By:
Name:
Title:

Annex A-2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Great Basin Scientific, Inc.:

We hereby consent to the incorporation in this Consent Solicitation Statement on Schedule 14C, of our report, dated February 18, 2015, with respect to the audited financial statements of Great Basin Scientific, Inc. as of December 31, 2014 and 2013 and for the years then ended, incorporated by reference, which contains an explanatory paragraph describing the conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 3 to the financial statements.

Salt Lake City, Utah

June 1, 2015